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                                 Exhibit (h)(74)

Amended Schedule A to the Form of Shareholder Services Agreement (Administrative
 Class Shares) between One Group Mutual Funds and various service organizations

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                                   Schedule A
                                     to the
                         Shareholder Services Agreement
                                     Between
                             One Group Mutual Funds
                                       and

                          ____________________________
                             (Service Organization)

                                      FUNDS

Money Market Funds
One Group Institutional Prime Money Market Fund - Administrative Class Shares One Group Treasury Only Money Market Fund - Administrative Class Shares
One Group Government Money Market Fund - Administrative Class Shares
One Group Institutional Tax-Free Money Market Fund - Administrative Class Shares One Group Institutional Prime Plus Money Market Fund - Administrative Class Shares

Accepted and Agreed to:

One Group Mutual Funds                       ___________________________________
                                              (Service Organization)

By:________________________________         By:_________________________________

Date:______________________________         Date:_______________________________